PXRE GROUP LTD. AND SUBSIDIARIES
             COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
             CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                      FIXED CHARGES AND PREFERRED DIVIDENDS
                          (In thousands, except ratios)

                                                                                    Year ended December 31,
                                                     -----------------------------------------------------------------------------
                                                         1999              1998             1997            1996             1995
                                                         ----              ----             ----            ---              ----
Net income                                           $ (42,139)          $ 2,679         $ 44,253        $ 33,301         $ 39,786
Equity in earnings of TREX                                   0                 0                0          (3,898)          (5,948)
                                                     ---------           -------         --------         --------        ---------
Income before equity in earnings of TREX               (42,139)            2,679           44,253          29,403           33,838
Income taxes                                           (13,149)           (1,661)          22,198          15,644           18,189
                                                     ---------           -------         --------         --------        ---------
                                                     $ (55,288)          $ 1,018         $ 66,451        $ 45,047         $ 52,027
Fixed charges:
Interest expense                                        12,705            10,323           11,508           6,957            7,143
Appropriated portion (1/3) of rentals                      718               490              378             365              397
                                                     ---------           -------         --------         --------        ---------
  Total fixed charges                                   13,423            10,813           11,886           7,322            7,540
                                                     ---------           -------         --------         --------        ---------
Earnings before income taxes and fixed charges       $ (41,865)         $ 11,831         $ 78,337        $ 52,369         $ 59,567
                                                     ---------           -------         --------         --------        ---------
Preferred dividend requirements                      $       0          $      0         $      0        $      0         $    599
                                                     ---------           -------         --------         --------        ---------
Ratio of pre-tax income to net income                     1.31              0.38             1.50            1.53             1.54
                                                     ---------           -------         --------         --------        ---------
Preferred dividend factor                            $       0          $      0         $      0        $      0         $    922
Total fixed charges                                     13,423            10,813           11,886           7,322            7,540
                                                     ---------           -------         --------         --------        ---------
Total fixed charges and preferred dividends          $  13,423          $ 10,813         $ 11,886        $  7,322         $  8,462
                                                     ---------           -------         --------         --------        ---------
Ratio of earnings to fixed charges                       (3.12)             1.09             6.59            7.15             7.90
                                                     ---------           -------         --------         --------        ---------
Ratio of earnings to combined fixed charges and
   preferred dividends                                   (3.12)             1.09             6.59            7.15             7.04
                                                     ---------           -------         --------         --------        ---------
Deficiency in ratio                                     55,288
Deficiency in combined ratio                            55,288
                                                     =========
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